SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549

           __________________________________

                        FORM 8-K
           __________________________________

                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934

            Date of Report:  February 3, 2000
       Date of Event (or earliest event) being
               reported: February 3, 2000

                IPALCO ENTERPRISES, INC.
 (Exact name of registrant as specified in its charter)


        Indiana            1-8644            35-1575582
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification No.)
incorporation)

    One Monument Circle, Indianapolis, Indiana  46204
  (Address of principal executive offices)  (Zip Code)


   Registrant's telephone number, including area code:
                     (317) 261-8261

Item 5.  Other Event

     IPALCO Enterprises, Inc. announced the sale by Mid-
America Capital Resources, Inc. of 500,000 shares of its investment in Internet Capital Group, Inc. as disclosed in the following press release:

Media Contact:      Marni Lemons (317) 261-8219
                    e-mail:   mlemons@ipalco.com
Investor Contact:   Daniel L. Short (317) 261-5154
                    e-mail:   dshort@ipalco.com


  IPALCO Announces Partial Sale of ICGE Stock Holdings


Indianapolis, IN, February 3, 2000 -- IPALCO Enterprises,
Inc., (NYSE:IPL), the parent company of Indianapolis
Power & Light Company and Mid-America Capital Resources,
Inc., today announced the sale of 500,000 shares of Internet Capital Group, Inc. (Nasdaq:ICGE), representing a portion of Mid-America's interest in ICGE. The stock sold at an average price of $112.73 per share.

Prior to the sale, Mid-America held 1,030,600 shares of ICGE, an internet holding company, at a cost of $1.2 million.

"Our plan is to use substantially all the after-tax proceeds from this sale of stock to retire a portion of IPALCO's outstanding unsecured debt," said John R.
Hodowal, IPALCO Chairman and President. "As to the remainder of our stock holdings in ICGE, we will continue to monitor market conditions."

Hodowal said the ICGE transaction was one element of the overall investment strategy of IPALCO's non-regulated subsidiary, Mid-America Capital Resources, which recently announced its investment of $15 million in EnerTech
Capital Partners II L.P., a venture capital fund affiliated with Safeguard Scientifics, Inc.

IPALCO Enterprises, Inc. is a multi-state energy company providing a variety of energy products and services. Its primary subsidiary, Indianapolis Power & Light Company, provides retail electric service to approximately 430,000 commercial, residential, and industrial customers in Indianapolis and portions of other Central Indiana counties.

News releases and other information about IPALCO can be found on the World Wide Web at www.ipalco.com.

                          (end)

                        SIGNATURE

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 3, 2000

                         IPALCO ENTERPRISES, INC.



                         By /s/ John R. Brehm
                            Name:     John R. Brehm
                            Title:    Vice President
                                      and Treasurer